Exhibit 13

Banco Itaú Holding Financeira S.A.

Certification Pursuant to 18 U.S.C. Section 1350 as Enacted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Banco Itaú Holding Financeira S.A. (the “company”) is filing with the U.S. Securities and Exchange Commission, on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2007 (the “Report”). Pursuant to Exchange Act Rules 13a - 14(b) or 15d - 14(b) and to 18 U.S.C. Section 1350 as enacted pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, we, Roberto Egydio Setubal, Chief Executive Officer, Sérgio Ribeiro da Costa Werlang, Chief Risk Officer and Silvio Aparecido de Carvalho, Chief Financial Officer, hereby certify that:

To the best of our knowledge:
(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: June 30, 2008

/s/ Roberto Egydio Setubal	/s/ Sérgio Ribeiro da Costa Werlang	/s/ Silvio Aparecido de Carvalho
Roberto Egydio Setubal	Sérgio Ribeiro da Costa Werlang	Silvio Aparecido de Carvalho
Chief Executive Officer	Chief Risk Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.